UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2008

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Nueces Street
Austin, TX 78701		78701
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (512) 478-8900

2580 Anthem Village Drive, Suite 112 Henderson, NV 89052
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 16, 2008, William C. Tao resigned as a member of the Board of Directors of Royalite Petroleum Company Inc. (the “Company”). Dr. Tao resigned to pursue other business interests. There was no disagreement between Dr. Tao and the Company regarding any matter relating to the Company’s operations, policies or practices. The complete text of Dr. Tao’s letter of resignation is attached as an exhibit to this report.

The above disclosure is included in the Company’s press release dated June 16, 2008 attached as Exhibit 99.1 to this Current Report which is incorporated by reference herein pursuant to General Instruction F of Form 8-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

Working Interest in Louisiana oil and gas leases

The Company also announced that it has acquired a 27.5% working interest (19.8% net revenue interest) in oil and gas leases totaling 698.62 acres in the Westlake Boudreaux Field located in Terrebonne Parish, Louisiana shallow state waters. The first well is expected to be drilled during the last quarter of 2008. The well will be drilled to a depth of 13,900 feet to test the Tex. W-1, Tex. W.B, and Tex W-2 sands which are productive in other wells in the field.

The Company has paid $163,625 for its portion of the leasing, geological and geophysical costs.

The well is projected to cost $6,453,300 to drill and complete with the Company’s portion estimated at $1,774,657.

Since this is located in a producing gas field a gas pipeline connection is nearby. The well, if successful, can be connected within a few days of completion.

The above disclosure is included in the Company’s press release dated June 17, 2008 attached as Exhibit 99.2 to this Current Report which is incorporated by reference herein pursuant to General Instruction F of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
17.1	Resignation of William C. Tao.
99.1	Press Release dated June 16, 2008.
99.2	Press Release dated June 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.
Date: June 19, 2008
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
President, Secretary and Treasurer